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                                                                    EXHIBIT 10.1

                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into this 22nd of October, 1997, by and between FEAGAN ENERGY, INC., a Texas corporation ("Seller") and COTTON VALLEY ENERGY CORP., a Nevada corporation ("Buyer").

         WHEREAS, Buyer desires to purchase and Seller desires to sell all of Seller's right, title and interest in and to the oil, gas and mineral leases, royalty and overriding royalty interests, and associated assets and contract rights located in the South Neill Field, Nolan and Fisher Counties, Texas; and

         WHEREAS, Seller and Buyer desire to set forth herein the terms and provisions of their agreements and understandings;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                          GENERAL TERMS AND CONDITIONS

1.01     Sale of Subject Properties.

         1.01.01 Subject to the terms and conditions herein contained, Seller covenants and agrees to sell to Buyer, and Buyer covenants and agrees to buy from Seller all of Seller's right, title and interest in and to the Leases, Pooling Rights, Contracts and other rights and interests identified hereinbelow, (all of such interests being collectively referred to herein as the "Subject Properties"):

                 (A) The oil, gas and mineral leases and all lands covered thereby, pooled, unitized or communitized therewith (the "Leases") and wells located thereon (the "Wells") as set forth on Exhibits A attached hereto together and all overriding royalty interests or any other rights to proceeds from the production of oil, gas or minerals thereunder.

                 (B) All presently existing and valid oil gas or mineral unitization, pooling, operating and communitization agreements, declarations and orders, and the units created thereby including, without limitation, all units voluntarily formed or formed under orders, regulations, rules or other official acts of any federal state or other governmental authority having jurisdiction, insofar and only insofar as they relate to the Leases (herein the "Pooling Rights").

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                 (C)   All presently existing and valid oil and gas sales,
                 purchase, transportation, gathering, exchange and processing contracts, casinghead gas contracts, operating agreements, joint venture agreements and other agreements and instruments (including without limitation, future interests, reversionary rights and deferred interests and also including rights to recoup underproduced volumes of gas), insofar and only insofar as they relate to the Subject Properties (the "Contracts") and to the extent the transfer thereof is not prohibited by existing contractual arrangements, together with all franchises, licenses, permits, approvals, consents, certificates and other authorizations and other rights granted by governmental authorities and all certificates of convenience or necessity, immunities, privileges, grants and other rights, that relate to the Leases or the ownership or operation of any thereof (the "Permits"), insofar and only insofar as any of them relate to such properties and are assignable by Seller. Notwithstanding the foregoing all existing agreements between Seller and any affiliate of Seller shall not be considered as "Contracts" and shall not be assigned to or assumed by Buyer.

                 (D) All personal property, improvements, lease and well equipment, easements, permits, servitudes and rights-of-way (including as applicable, but not limited to, any wells, tanks, boilers, buildings, platforms, flowlines, fixtures, machinery, injection facilities, saltwater disposal facilities, compression facilities and other equipment, gathering systems, power lines, telephone and telegraph lines, roads and other appurtenances and easements) owned by Seller and which are now located on the Subject Properties or if not located on the Subject Properties which are being used in connection with the exploration, development, operation, transportation or marketing of production or maintenance of the Subject Properties, or any unit or units in which part or parts of the Subject Properties may be included, or being used in connection with the production, treating, storing, transportation or marketing of oil, gas and the minerals, produced from or allocated to the Subject Properties or such unit or units.

                 (E) All lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, geological maps and interpretations, abstracts, title opinions and all other books, files and records, information, seismic and other geophysical data and other data and all rights thereto of Seller insofar as the same are directly related to and necessary to the realization of any value by Buyer of the Leases and the Wells, to the extent the transfer thereof is not prohibited by existing contractual obligations with third parties and subject to the rights, if any, of third parties.

         1.01.02 The Subject Properties shall not include any of the following (referred to herein as the "Excluded Assets"), except as otherwise provided herein: (A) those assets described on Exhibit B; (B) all trade credits and all accounts, instruments and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable

PURCHASE AND SALE AGREEMENT, PAGE 2
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         to the Subject Properties with respect to any period of time prior to the Effective Date; (C) all claims and causes of action of Seller (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date, (ii) arising under or with respect to any contract related to the Subject Properties that are attributable to periods of time prior to the Effective Date (including claims for adjustments or refunds), or (iii) with respect to any of the Excluded Assets; (D) all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or
         (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Date; (E) all oil, gas or other hydrocarbons produced and sold from the Leases or stored in tanks with respect to all periods prior to the Effective Date, together with all proceeds from or of such substances; (F) claims of Seller for refunds of or loss carry forwards with respect to (i) production or any other taxes attributable to any period prior to the Effective Date,
         (ii) income or franchise taxes, or (iii) any taxes attributable to the Excluded Assets; (G) all amounts due or payable to Seller as adjustments to insurance premiums related to the Subject Properties with respect to any period prior to the Effective Date; (H) all proceeds, income or revenues (and any security or other deposits) attributable to (i) the Subject Properties for any period prior to the Effective Date, or (ii) any Excluded Assets; (1) all of Seller's proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (J) all documents and instruments of Seller that may be protected by an attorney-client privilege; and (K) all audit rights with respect to any period prior to the Effective Date.

         1.01.03 The conveyance of the Subject Properties shall be evidenced by an Assignment of Oil, Gas and Mineral Leases, Contract Rights and Bill of Sale ("Assignment") in the form attached hereto as Exhibit C-1, and shall be effective as of October 1, 1997, at 7:00 a.m. Central Time (the "Effective Date"), which shall convey Seller's interest in the Subject Properties to Buyer subject to all royalties, overriding royalties, burdens and encumbrances and without warranty of title, express or implied.

1.02 Consideration. The purchase price to be paid by Buyer for the Subject Properties shall be: four hundred thousand dollars ($400,000.00, (US) in cash (herein called the "Base Purchase Price").

The Base Purchase Price shall be payable by wire transfer in immediately available funds and actually received in Seller's bank account on or before 3:00 p.m., Central Time, on the date on which the closing occurs (the "Closing Date"). The Base Purchase Price shall be reduced or increased based upon the adjustments to be made pursuant to Section 1.03 as otherwise provided for in this Agreement.

1.03    Adjustments to the Base Purchase Price.

         1.03.01 Income and Expense Adjustments. Appropriate adjustments shall be made between Buyer and Seller so that (A) all expenses (including, without limitation, all drilling costs, all capital expenditures, and all overhead charges under applicable operating

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         agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Subject Properties before the Effective Date will be borne by Seller and all proceeds (net of applicable production, severance, and similar taxes) from sale of oil, gas and/or other minerals produced therefrom and all other items income related to the Subject Properties before the Effective Date will be received by Seller, and (B) all expenses (including, without limitation, all capital expenditures, all drilling costs, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Subject Properties after the Effective Date will be borne by Buyer and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced therefrom and all other items income related to the Subject Properties after the Effective Date will be received by Buyer.

         1.03.02 Oil In Tanks. No adjustment will be made for oil which was produced from the Subject Properties and which was, on the Effective Date, stored in tanks located on the Subject Properties (or located elsewhere but used by Seller to store oil produced from the Subject Properties prior to delivery to oil buyer).

         1.03.03 Ad Valorem Taxes. Ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective
         Date).

         1.03.04 Additional Adjustments. Notwithstanding the provisions of this Section 1.03, there may be additional adjustments as required pursuant to Article VI or as otherwise provided for in this Agreement.

         1.03.05 Closing Statement. Seller shall deliver to Buyer not less than three (3) business days before the Closing Date a statement (the "Closing Statement") setting forth Seller's estimate of the accrued adjustments (excluding, however, any adjustments proposed to be made pursuant to Article VI hereof) to the Base Purchase Price provided for in this Section 1.03 and other provisions of this Agreement. Seller and Buyer shall cooperate in an attempt to agree to the adjustments to be made to the Base Purchase Price at Closing; provided that if the parties are unable to agree, Buyer's estimate shall be used to make the adjustment to the Base Purchase Price at Closing. On or before 90 days after Closing, Buyer and Seller shall determine the final amounts of such adjustments, and Seller shall make such final adjustments by appropriate payments from Seller to Buyer or by appropriate payments from Buyer to Seller.

1.04     Equipment Condition.   All equipment and other personal property
appurtenant to the Subject Properties shall be transferred subject to normal wear and tear and without warranties of any kind, whether expressed or implied, and are sold "AS IS WITH ALL FAULTS AND DEFECTS" and "WITH NO WARRANTY AS TO MERCHANTABILITY, FITNESS OR SUITABILITY FOR

PURCHASE AND SALE AGREEMENT, PAGE 4
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ANY PARTICULAR PURPOSE". THIS SALE SHALL BE MADE (a) WITHOUT ANY WARRANTY OR
REPRESENTATION OF TITLE, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, EXCEPT AS EXPRESSLY PROVIDED HEREIN, (b) WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY AS TO FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY OF THE ASSETS OR THEIR FITNESS FOR ANY PURPOSE; AND (c) WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER.

1.05 Closing. The completion of the purchase and sale of the Subject Properties as contemplated by this Agreement, as well as the physical act or acts of execution and delivery of the documents contemplated hereby and delivery of consideration as provided above (the "Closing") shall occur at the offices of Seller in Midland, Texas, at a time and date mutually acceptable to Seller and Buyer on or before November 1, 1997. Also, at Closing, Seller shall deliver transfer orders or letters in lieu thereof, evidencing the purchase and sale of the Subject Properties, in a form reasonably acceptable to Buyer. Immediately following Closing, Buyer shall furnish to purchasers of production from the Subject Properties a copy of the transfer orders or letters in lieu thereof delivered by Seller at Closing, together with a copy of the Assignment, and shall direct such purchasers to make payments to Buyer of proceeds attributable to production from the Subject Properties after the Effective Date.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.01     Seller represents and warrants to Buyer as follows:

         2.01.01 Organization Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, having all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2.01.02 Authority and Enforceability. The execution and delivery by Seller of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, limited, however, by the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will

                 (i) conflict with or result in a breach of any provision of Seller's articles of incorporation, or bylaws,


PURCHASE AND SALE AGREEMENT, PAGE 5
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                  (ii)     except with respect to third-party consents,
                  releases or waivers required in connection with agreements and properties to be assigned pursuant to this Agreement (it being understood that Seller will attempt to obtain such required consents, releases or waivers) result in a material default (with due notice or lapse or time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Seller is a party or by which Seller or any of Seller's properties or assets may be bound or,

                  (iii) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Seller, or Seller's properties or assets, assuming receipt of all routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement.

         2.01.03 Suits and Litigation. Except as disclosed on Schedule 2.01.03, there are no actions, suits, claims, proceedings, agency enforcement actions or investigations pending or, to the best knowledge of Seller, threatened against or affecting the Subject Properties, or against Seller which has affected or could affect Seller's ability to consummate the transactions contemplated by this Agreement.

         2.01.04 Liability for Brokers' Fees. Buyer will not directly or indirectly incur any liability or expense as a result of any undertakings or agreements of Seller for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

         2.01.05 Royalties. During the period of Seller's ownership of the Subject Properties, all royalties, overriding royalties, compensatory royalties and other payments due from or in respect of production with respect to the Subject Properties for the period prior to the Closing Date have been or will be properly and correctly paid or provided for. Seller has not received any unresolved written notice from any lessor of the Leases which demands compensation or reimbursement or release as a result of any alleged mispayment by Seller of any royalties due with respect to the Leases.

         2.01.06 Payments. All payments required to be made by Seller to third parties for labor performed, materials furnished or other services rendered on the Subject Properties during the ownership thereof by Seller have been or will be properly and timely paid or provided for.

         2.01.07 No Demands. Seller has received no actual notice of any claimed defaults, offsets or cancellations from any lessors with respect to the Leases, and Seller has no actual knowledge of the existence of any material default existing with respect to any of the Leases.

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         2.01.08          Taxes. All ad valorem, real property, personal
         property, production, severance, excise and other taxes applicable to Seller's ownership and operation of the Subject Properties prior to the Closing Date and that have become due and payable have been or will be duly and timely paid.

         2.01.09 Governmental Rules. To the best of Seller's knowledge, Seller is not in default under or in violation of any law, order, writ, injunction, rule, regulation or degree of any governmental body, agency or court or of any commission or other administrative agency, except to the extent of any noncompliance that is not reasonably expected to result in an adverse effect on the Subject Properties, taken as a whole.

         2.01.10 Environmental Matters. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IT IS SPECIFICALLY UNDERSTOOD THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE ENVIRONMENTAL CONDITION OF THE SUBJECT PROPERTIES OR COMPLIANCE
         WITH ENVIRONMENTAL LAWS AND THAT BUYER HAS NOT RELIED UPON THE ACCURACY OR COMPLETENESS OF ANY STATEMENTS, SAMPLES, MATERIALS, TEST RESULTS, OR OTHER INFORMATION SUPPLIED BY, OR RECEIVED FROM, SELLER IN EVALUATING THE ENVIRONMENTAL CONDITION OF THE SUBJECT PROPERTIES AND ANY POTENTIAL LIABILITY ARISING FROM OR RELATING TO THE
         ASSETS. IT IS FURTHER SPECIFICALLY UNDERSTOOD THAT BUYER'S ASSESSMENT OF THE ENVIRONMENTAL CONDITION AND ANY POTENTIAL LIABILITY ARISING FROM OR RELATED TO THE SUBJECT PROPERTIES HAS BEEN BASED UPON BUYER'S OWN INDEPENDENT EXAMINATION.

         2.01.11 Federal Lease. None of the Leases are federal oil and gas leases.

         2.01.12 Non-Foreign Representation. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in Internal Revenue Code and Income Tax Regulations).

         2.01.13 Survivability. All representations and warranties contained in this Section 2 shall survive Closing.

2.02     Buyer represents and warrants to Seller as follows:

         2.02.01 Organization Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, having all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified to carry on its business in the State of Texas.

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         2.02.02.         Authority and Enforceability. The execution and
         delivery by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, limited, however, by the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery by Buyer of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will

                 (i) conflict with or result in a breach of any provision of Buyer's certificate of incorporation or bylaws.

                 (ii) result in a material default (with due notice or lapse or time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Buyer is a party or by which Buyer or any of Buyer's properties or assets may be bound or,

                 (iii) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Buyer, or Buyer's properties or assets, assuming receipt of all routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement.

         2.02.03 Suits. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending, or to Buyer's best knowledge, threatened against Buyer which has affected or could affect Buyer's ability to consummate the transactions contemplated by this Agreement.

         2.02.04 Liability for Brokers' Fees. Seller will not directly or indirectly incur any liability or expense as a result of any undertakings or agreements of Buyer for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

         2.02.05 Buyer Resources. Buyer has sufficient cash or other sources of immediately available funds to enable it to make the payment to Seller contemplated by this Agreement.

         2.02.06 Buyer Qualification. Buyer is an experienced and knowledgeable investor in oil and gas properties and has the financial and business expertise to evaluate the merits and risks of the transactions contemplated by this Agreement. In entering into this Agreement, Buyer has relied solely on the express representations and covenants of Seller in this Agreement, its independent investigation of, and judgment with respect to, the Subject

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         Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any continents or statements of any representatives of, or consultants or advisors engaged by Seller.

                                  ARTICLE III
                       ALLOCATION OF INCOME AND EXPENSES

3.01 Allocation. On the Closing Date, ownership of all production attributable to the Subject Properties conveyed to Buyer shall pass as of the Effective Date. All costs and expenses incurred by Seller in accordance with the terms of this Agreement for normal and necessary operation of the Subject Properties after the Effective Date, shall be borne by Buyer.

                                   ARTICLE IV
                           COVENANTS PENDING CLOSING

4.01 Access. Seller will give or use its best efforts to cause Buyer and its attorneys and other representatives, at Buyer's expense, to be given access to the Subject Properties and, at Seller's office, to any records, documents or information of Seller pertaining to the ownership and/or operation of the Subject Properties to the extent in each case that Seller may do so without violating legal constraints or any legal obligation. Such access shall be at reasonable times on prior notice. Buyer recognizes and agrees that all materials made available to it (whether pursuant to this Section or otherwise) in connection with the transaction contemplated hereby are made available to it as an accommodation, and without representation or warranty of any kind as to the accuracy and completeness of such materials. Buyer HEREBY AGREES TO DEFEND, INDEMNIFY, RELEASE, PROTECT, SAVE AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL LOSSES ARISING OUT OF OR RELATING TO ANY CLAIMS RELATING TO ANY PLANT OR FIELD VISIT, OR OTHER DUE DILIGENCE ACTIVITY, CONDUCTED BY BUYER OR ANY OF ITS AGENTS, REPRESENTATIVES, AFFILIATES, SUCCESSORS, ASSIGNS, OFFICERS, REPRESENTATIVES OR DIRECTORS INCLUDING WITHOUT LIMITATION ANY LOSSES RESULTING, IN WHOLE OR IN PART, FROM THE CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY OF SELLER:

4.02 Interim Operations. Seller covenants that from the date hereof to the Closing Date, except (A) as provided herein, (B) as required by any existing Contract or (C) otherwise consented to in writing by Buyer, Seller will:

         4.02.01 Not (A) operate or in any manner deal with, incur obligations with respect to, or undertake any transactions relating to, the Subject Properties other than transactions (i) in the normal usual and customary manner, (ii) of a nature and in an amount consistent with prior practice, (iii) in the ordinary and regular course of business of owning and operating the Subject Properties, and (iv) subject to the terms and conditions of this Agreement; (B) dispose of, encumber or relinquish any of the Subject Properties (other than relinquishments resulting from the expiration of leases that Seller has no right or option to renew); (C) waive, compromise or settle any right or claim that would have a material

PURCHASE AND SALE AGREEMENT, PAGE 9
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         adverse effect on the ownership, operation or value of any of the
         Subject Properties alter the Effective Date; or (D) commit to any expenditure in excess of $10,000.00 net to the interest of Seller for capital expenditures on any property.

         4.02.02 Promptly notify Buyer of any suit, lessor demand action, or other proceeding before any court, arbitrator, or governmental agency and any cause of action which relates to the Subject Properties or which might result in impairment or loss of any portion of the Subject Properties or which might hinder or impede the operation of the Subject Properties.

         4.02.03 Make or give all notifications, filings, consents or approvals from, to or with all governmental authorities, and will cooperate with Buyer in obtaining the issuance, assignment or transfer, as the case may be, by each such authority of such Permits as may be necessary for Buyer to own and operate the Subject Properties following the consummation of the transactions contemplated in this Agreement; provided that Seller shall not be required to incur any expense in connection therewith.

         4.02.04 Maintain in effect insurance providing the same type coverage, in the same amounts with the same deductibles as the insurance maintained in effect by Seller or its affiliates on the Effective Date.

4.03 Notice of Breach of Representations or Warranties. Buyer and Seller will immediately notify the other upon the discovery that any representation or warranty of either party is, becomes or will be untrue on the Closing Date.

                                   ARTICLE V
                             CONDITIONS TO CLOSING

5.01 Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction at or prior to Closing, of the following conditions

         5.01.01 All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing.

         5.01.02 Buyer will have performed and complied with, or caused the performance of and compliance with, in all material respects, all the obligations, terms, conditions, and agreements required by this Agreement to be performed or complied with by it on or prior to Closing.

         5.01.03 Buyer shall make payment of the Base Purchase Price as adjusted at the Closing.

         5.01.04 As of the Closing, no suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the

PURCHASE AND SALE AGREEMENT, PAGE 10
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                 Closing or seeking damages against Seller as a result of the consummation of this Agreement.

                 5.01.05 Buyer shall have delivered to Seller a certified copy of the resolutions of Buyer's Board of Directors authorizing the consummation of the transactions contemplated in this Agreement by Buyer.

                 5.01.06 Buyer shall have extended to Charles Cup ("Cup") an offer of employment for a minimum of one (1) year from November 1, 1997, at a minimum salary of $4,000.00 per month; provided, however, if Cup elects not to accept such offer of employment, then this condition precedent shall be of no force and effect and the parties shall proceed as provided in this Agreement.

                 5.02 Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the satisfaction, at or prior to Closing, of the following conditions:

                 5.02.01 All representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of Closing as if such representations and warranties were made at and as of Closing.

                 5.02.02 Seller will have performed and complied with, or caused the performance and compliance with, in all material respects, all the obligations, terms, conditions, and agreements required by this Agreement to be performed or complied with by Seller on or prior to Closing, and Seller shall have delivered to Buyer at Closing the Assignment and all of the other documents and instruments to be delivered by Seller pursuant hereto.

                 5.02.03 As of the Closing, no suit, action or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement.

                 5.02.04 Seller shall have delivered to Buyer a certified copy of the resolutions of Seller's Board of Directors and Shareholders authorizing the consummation of the transactions contemplated in this Agreement by Seller.

                                   ARTICLE VI
                   TITLE, ENVIRONMENTAL DEFECTS AND CASUALTY
                                     LOSS

                 6.01 Definitions. As used in this Article VI, the following terms shall have the meanings ascribed to them:

                 PURCHASE AND SALE AGREEMENT, PAGE 11

       6.01.01 Defensible Title. For purposes hereof, "Defensible Title" means with respect to the Subject Properties such title as (A) will enable Buyer, as Seller's successor in title, to receive payment for production from a particular Lease in an amount not less than the "Net Revenue Interest" for the property as set forth on Exhibit A, without reduction, suspension or termination throughout the productive fife of wells located on the property, (except for any reduction, suspension or termination (i) caused by Buyer, (ii) that arises as a result of Permitted Encumbrances or (iii) is set forth in the Exhibit A); (B) will obligate Buyer, as Seller's successor in title, to bear no greater "Working Interest" than the Working Interest for each of the Leases identified on the Exhibit A without increase throughout the productive life of such well (except for any increase (i) caused by Buyer, (ii) that arises as result of Permitted Encumbrances or (iii) is set forth in the Exhibit A); and (C) is free and clear of all liens, encumbrances or security interests except for Permitted Encumbrances.

       6.01.02 Title Defect, For purposes hereof a "Title Defect" shall be any lien, encumbrance, security interest, claim or burden, other than Permitted Encumbrances, which causes Buyer to receive less than Defensible Title in the Subject Properties including, without limitation, the failure of Seller to obtain at or before Closing the necessary consents to assign interests in the Subject Properties. Such customary liens, charges, encumbrances, defects and irregularities that may exist, including, but not limited to, defects in the early chain of title such as failure to recite marital status in document, omission of succession or heirship proceedings, lack of survey, defects that have been cured by possession and failure to record releases of liens, production payments, leases or mortgages that have expired by their terms, to the extent such matters are not reasonably expected to result in claims that will materially and adversely affect Buyer's title to the Subject Properties, shall not constitute "Title Defects" hereunder.

       6.01.03 Permitted Encumbrances, For purposes hereof "Permitted Encumbrances" shall mean (A) liens securing payments to mechanics and materialmen, payments of taxes or claims arising by statute to secure or protect any other payment obligation that are, in each case, not yet delinquent or, if delinquent, are being contested in good faith in the normal course of business and which, if contested, have been disclosed to Buyer, (B) any obligations or duties to any municipality or public authority with respect to any franchise, grant, certificate, license or permit, and all applicable law; (C) Title Defects that Buyer fails to assert in accordance with the provisions of this Article VI prior to the Notice Date; (D) consents to assignment by a third party or governmental authority that are obtained by the Closing Date, or that are customarily obtained after the consummation of transactions of the nature contemplated in this Agreement, (E) any easements, right-of-way, servitudes, permits and other rights in respect of surface operations, pipelines or the like, and easements for pipelines, power lines and other similar rights-of-way, and encroachments, on, over or in respect of any of the Leases that do not unreasonably or materially interfere with the operation of the Leases for exploration and production of hydrocarbons or related operations; (F) all royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests, calls on production and other burdens on or deductions from the proceeds of production that do not operate to
       (i) reduce the Net Revenue Interest ("NRI")

PURCHASE AND SALE AGREEMENT, PAGE 12
         in a Lease below that set forth in Exhibit A for such Lease or (ii) increase the Working Interest ("WI") in a Lease above that set forth in Exhibit A for such Lease without a proportionate increase in the NRI for such Well; (G) the terms and conditions of the Leases; (H) the terms and conditions of all production sales contracts, transportation agreements, pooling agreements, unitization agreements, operating agreements, processing agreements, and all other contracts, agreements and instruments related to or utilized in connection with the Subject Properties, or the production, storage, treatment, transportation, sale or disposal of oil, gas or other hydrocarbons, mineral or substances therefrom, to the extent such contracts (i) do not reduce the NRI in a Lease below that set forth in Exhibit A for such property, (ii) do not increase the WI in a Lease above that set forth in Exhibit A for such Lease without a proportionate increase in the NRI for such Lease or (iii) are of the type normally entered into in the normal course of business by a reasonable, prudent owner of similar properties; (I) conventional rights of reassignment prior to abandonment; (J) any required third party consents to assignment and similar agreements and obligations with respect to which prior to Closing (i) waivers or consents have been obtained from the appropriate person or (H) the applicable period of time for asserting such rights has expired without any exercise of such rights or (iii) arrangements have been made by the parties to allow Buyer to receive substantially the same economic benefits as if all such waivers and consents had been obtained; and (K) any other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects or irregularities of any kind whatsoever affecting the Subject Properties that individually or in the aggregate are not such as would materially adversely affect the ownership, operation, value or use of the Subject Properties.

         6.01.04 Environmental Defect. "Environmental Defect" means the existence of any hazardous materials; the threatened release of hazardous materials; the violation, threatened violation of any Federal State or local statute, rule, regulation or ordinance relating to protection of the environment; or an environmental condition which may have a material adverse effect on Buyer's future operation of the Subject Properties.


6.02 Notice of Title, or Environmental Defects. Buyer shall conduct such title and environmental investigations and inspections of the physical premises of the Subject Properties as Buyer in its sole discretion may deem advisable and at Buyer's expense. Buyer shall, as soon as possible, but in no event later than seven (7) days prior to Closing (the "Notice Date"), give written notice to Seller specifying all Title Defects and Environmental Defects (herein, individually a "Defect" or collectively, "Defects") and shall describe each alleged Defect with reasonable particularity. Buyer shall be entitled to a reduction in the Base Purchase Price in an amount (the "Defect Amount") which Buyer has determined to be applicable to each such Defect. Failure by Buyer to timely assert a Title Defect, or Environmental Defect shall be deemed an election by Buyer to waive such Defect.

6.03 Seller's Election to Cure. Seller shall have the right, but not the obligation, at any time prior to Closing, to cure any asserted Title Defect, or Environmental Defect; provided, however, any curing of a Defect shall be to the reasonable satisfaction of Buyer. The cost of curing any such Defect shall be at the sole cost of Seller.

PURCHASE AND SALE AGREEMENT, PAGE 13

6.04 Casualty Loss. Notwithstanding anything contained herein to the contrary, if prior to the Closing, a Casualty Loss occurs, Seller may elect (i) terminate this Agreement; or (ii) proceed with the sale of the Subject Properties without reduction of the Base Purchase Price, notwithstanding any such destruction or taking, in which case at Closing, Seller shall pay to Buyer all sums paid to Seller by third parties by reason of the destruction or taking of that portion of the Subject Properties that is subject to Casualty Loss and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any claims, causes of action, unpaid proceeds or other payments from third parties arising out of such destruction or taking. Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of any Casualty Loss without first obtaining the written consent of Buyer for the purposes thereof the term "Casualty Loss" means the destruction of all or any portion of the Subject Properties by fire or other casualty or taking thereof by condemnation or under the right of eminent domain.

6.05 Threshold Amounts. Notwithstanding anything to the contrary herein, the parties agree that no adjustments shall be made to the Base Purchase Price under the terms of this Agreement unless and until the aggregate Defect Amount is equal to or greater than $4,000.

                                  ARTICLE VII
                 ASSUMPTION OF LIABILITIES AND INDEMNIFICATION

7.01 Indemnification by Seller. Seller shall assume all liability for and indemnify Buyer, its directors, officers, employees and representatives, against all losses, costs, expenses, claims and causes of action ("Claims"), (i) arising from Seller's breach of any of its representations or warranties; or (ii) otherwise arising in connection with or relating to the Subject Properties for all time periods prior to the Effective Date, excluding, however, any claims associated with, arising out of or attributable to Environmental Defects.

7.02 Assumption of Seller's Obligations by Buyer. Except to the extent that Seller indemnifies Buyer hereunder, at Closing, Buyer shall assume all obligations and liabilities of Seller attributable to, relating to or arising in connection in any way with the Subject Properties, for all periods of time after the Effective Date (the "Assumed Obligations") including, but without limitation, the following: (A) the obligation to (i) plug and abandon or remove and dispose of all wells, platforms, structures, flow lines, pipelines, and the other equipment now or hereafter located on the Leases, (ii) cap and bury all flow lines and other pipelines now or hereafter located on the Leases; and (iii) dispose of naturally occurring radioactive material and all other pollutants, wastes, contaminates, or hazardous, extremely hazardous, or toxic materials, substances, chemicals or wastes now or hereafter located on the Subject Properties;(B) obligations and liabilities arising from or in connection with any gas production, pipeline, storage, processing or other imbalance attributable to oil, gas or other hydrocarbon produced from the Subject Properties both before and after the Effective Date; (C) Seller's obligations under all permits or contracts affecting the Subject Properties; (D)obligations arising under any law, rule or regulation which provides with respect to protection of the environment or the handling, use, disposal or transportation of hazardous materials applicable to the Subject Properties; and (E) other costs, obligations and liabilities that arise with respect to or otherwise relate to the Subject Properties. All such plugging, replugging, abandonment,


PURCHASE AND SALE AGREEMENT, PAGE 14
removal, disposal, and restoration operations shall be in compliance with applicable laws and regulations and contracts, and shall be conducted in a good and workmanlike manner.

7.03 Indemnification by Buyer. Buyer shall assume all liability for and indemnify Seller, its directors, officers, employees and representatives, against all losses, costs, expenses, claims and causes of action ("Claims"),
(i) arising from Buyer's breach of any of its representations or warranties;
(ii) arising under the Assumed Obligations, or (iii) otherwise arising in connection with or relating to the Subject Properties for all time periods prior to, on or after the Effective Date.

7.04 NORM. It is expressly recognized that the land or water bottoms covered by the Leases listed in Exhibit A with surface facilities and production equipment located thereon, having been used in connection with oil and gas production activities, may contain naturally occurring radioactive materials ("NORM") as a result of these operations. Accordingly, lands, water bottoms, surface facilities, and production equipment transferred herein are transferred with the restriction that they will be used only in connection with oil and gas producing activities associated with these properties, and will not be subsequently transferred for unrestricted use unless and until the concentrations of NORM associated therewith are below the levels specified as allowable for unrestricted transfer as set forth in any regulations, and subsequent amendments thereto. Additionally, Buyer agrees to comply with all laws and regulations applicable to said water bottoms, surface facilities, and production equipment relating to NORM and to indemnify and hold harmless Seller from and against any and all liability, cost or expense arising from the existence or rededication of NORM.

7.05     Indemnification Procedures.

         7.05.01 Within ten (10) business days after Seller or Buyer becomes aware of facts giving rise to a Claim by it for indemnification pursuant to this Article VII, and prior to the expenditure or approval of the expenditure of any funds, Seller or Buyer will provide notice thereof in writing to the other party (a "Claim Notice") specifying the nature and specific basis for such Claim and a copy of all papers served with respect to such Claim (if any). For purpose of this Section, receipt of written notice of any demand, assertion, claim, action or proceeding (judicial, administrative or otherwise) by or from any person or entity other than a party to this Agreement or any affiliate thereof which gives rise to a Claim on behalf of such party shall constitute the discovery of facts giving rise to a Claim by it and shall require prompt notice of the receipt of such matter as provided in the first sentence of this Section. Each Claim Notice shall set forth a reasonable description of the Claim as the party claiming indemnification shall then have and shall contain a statement to the effect that the party is making a Claim pursuant to and formal demand for indemnification under, this Article VII. The Claim Notice must set forth the particular provision in this Article VII and any related provision in this Agreement pursuant to which such indemnification Claim is made.

         7.05.02 The indemnifications provided by this Agreement are expressly subject to the following:

PURCHASE AND SALE AGREEMENT, PAGE 15

                 (A) In case any legal proceeding or claim including any investigatory proceeding, is brought or made against a party in a manner for which indemnification may be provided under This
                 Article VII, the party claiming indemnification shall promptly notify the other party with the delivery of the Claim Notice. The party receiving such notice shall have the right to control and assume the defense of any such legal proceeding or claim, including the employment of counsel satisfactory to the indemnifying party. If the party to whom notice was given controls and assumes the defense of any proceeding or claim, other party shall have the right to employ separate counsel but the fees and expenses of such counsel shall be at the expense of the other party unless the representation of both parties by the same counsel would be inappropriate due to any actual or potential conflicts of interest. The indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any one time in connection with any one legal proceeding or claim or substantially similar related proceedings and claims.

                 (B) Notwithstanding anything of the contrary in Section A above, the indemnified party shall be entitled to reasonable compensation for costs of defense, including reasonable attorneys fees, in the event that (i) the employment of separate counsel has been authorized by indemnifying party,
                 (ii) indemnifying party has failed to defend diligently any Claims, or (iii) the parties to such action (including any impleaded parties) include Seller and Buyer, and indemnified party has been advised by legal counsel that there may be legal defenses available to it which are different from, in addition to or inconsistent with, the legal defenses available to the indemnifying party, or that the indemnified party's interest may be adverse in whole or in part to the interest of indemnifying party. The indemnifying party shall not, in the defense of any such Claims, except with the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term, the release by the claimant or the plaintiff of the indemnified party from all further liability in respect to any such Claims.

         7.05.03 The indemnification obligations under this Article VII (or otherwise under this Agreement) shall not apply to any settlements effected without the consent of an indemnifying party. The indemnification obligations under this Article VII (or otherwise under this Agreement) shall not be deemed to create any rights of subrogation or other rights in any insurer or third party.

7.06 WAIVER OF REPRESENTATIONS. SELLER EXPRESSLY DISCLAIMS AND NEGATES AND BUYER HEREBY WAIVES, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO (A) THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES, IF ANY, OF OIL, GAS OR OTHER HYDROCARBONS IN OR UNDER THE SUBJECT PROPERTIES; (B) THE WORKING INTEREST AND NET REVENUE INTEREST PERCENTAGES SET FORTH IN EXHIBIT A HERETO; AND (C) THE SAMPLES, OR



PURCHASE AND SALE AGREEMENT, PAGE 16

CONDITION OF ANY OF THE SUBJECT PROPERTIES OR ANY PART THERETO. THE ITEMS OF PERSONAL PROPERTY, EQUIPMENT, IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE PROPERTIES ARE SOLD, AND BUYER ACCEPTS SUCH ITEMS "AS IS, WITH ALL FAULTS". THERE ARE NO WARRANTIES THAT EXTEND BEYOND THE FACE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT THIS WAIVER IS CONSPICUOUS.

7.07 Liabilities Retained by Seller. Seller shall remain liable for (i) damages arising from personal injury or death, (ii) the nonpayment of royalties which were the responsibility of Seller to pay (not to include, however, royalties payable out of suspended funds to be transferred to Buyer pursuant to
Section 10.03 hereof) or the incorrect payment of royalties, to the extent and only to the extent such payment was not made in accordance with terms of the leases and (iii) any and all actions, claims and causes of action, lease operating expenses and capital costs to the extent, and only to the extent any of such damages, expenses or costs arise from acts, circumstances or events occurring with respect to the ownership of the Subject Properties prior to the Effective Date.

                                  ARTICLE VIII
                            LIMITATIONS OF LIABILITY

8.01 Exclusive Remedy. If the Closing occurs, the sole and exclusive remedy of the Buyer and the Seller with respect to the purchase and sale of the Subject Properties shall be pursuant to the express provisions of this Agreement. Buyer and Seller shall be deemed to have waived, to the fullest extent permitted under applicable law, any rights of contribution and any and all rights, claims and causes of action which may exist against Seller or Buyer, respectively, arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise, except as specifically set forth in this Agreement.

8.02 Waiver of Right to Rescind. Seller and Buyer acknowledge that if this Agreement is not terminated and the transaction contemplated hereby is closed, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated in this Agreement. As the payment of money shall be adequate compensation, Buyer and Seller waive any right to rescind the transactions contemplated by this Agreement.

8.03 Time Limitation. Notwithstanding any provision hereof to the contrary, it is understood and agreed that any and all liabilities of Seller under this Agreement, if any, shall expire and terminate and no longer be enforceable for all periods on and after two (2) years from the Closing except as to Liabilities Retained by Seller provided in Section 7.07 above, for which such period of time shall be three (3) years from the Closing. On and after two (2) years from the Closing, except as to Liabilities Retained by Seller provided for in Section 7.07 which time shall be three (3) years from the Closing, Buyer shall not be entitled to make any claim against Seller for any cause attributable to any time period under this Agreement or otherwise, including without limitation, rights of contribution arising under or based on any federal, state or local statute, law, ordinance, rule or


PURCHASE AND SALE AGREEMENT, PAGE 17
regulation or common law or otherwise. In the event any law, rule or regulation requires a longer time period before Seller will be exempted from all liability under this provision, this provision shall be deemed amended, to the extent and only to the extent required by law and only as to that portion of the Subject Properties as so required, to extend the limitation period as so required.

8.04 Liability Cap. Seller's liability, if any, under this Agreement shall never exceed, and Seller shall have no obligation for the payment of any amount in excess of the Base Purchase Price.

8.05 Damage Limitation. Notwithstanding anything to the contrary herein, in no event shall any party hereunder be liable to the other for any exemplary, punitive, special, indirect, consequential, remote or speculative damages; provided, however, that if Seller is held liable to a third party for any of such damages and the Buyer is obligated to indemnity Seller for the matter that gave rise to such damages pursuant to this Agreement, then the Buyer shall be liable for, and obligated to reimburse Seller for, such damages.

                                   ARTICLE IX
                                  TERMINATION

9.01 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated upon written notice from the party electing to terminate this Agreement, in the following instances:

         (A) By Seller if the conditions set forth in Section 5.01 are not satisfied in all material respects or waived as of the Closing.

         (B) By Seller or Buyer, if at or before Closing, for any reason under this Agreement, properties are excluded from the sale and/or other adjustments to the Base Purchase Price are made or proposed to be made, which have a cumulative value, in excess of four percent(4%) of the Base Purchase Price.

         (C) By Buyer if the conditions set forth in Section 5.02 are not satisfied in all material respects or waived as of Closing.

         (F) At any time by the mutual written agreement of Buyer and Seller.

9.02 Liabilities Upon Termination. If this Agreement is terminated prior to Closing for any reason other than those set forth in Section 9.01 or is breached (it shall be deemed a breach of this Agreement if the conditions set forth in Section 5.02 are not satisfied through the fault, neglect or failure to act of Buyer, or if the conditions set forth in Section 5.01 are not satisfied through the fault, neglect or failure to act of Seller) nothing contained herein shall be construed to limit Seller's or Buyer's legal or equitable remedies including, without limitations damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement.

PURCHASE AND SALE AGREEMENT, PAGE 18

                                   ARTICLE X
                                 MISCELLANEOUS

10.01    Files and Records. As soon as practicable, but not more than ten
(10) days after Closing, or such other time frame as is agreed to by the Parties, Seller shall deliver or cause to be delivered to Buyer all original records and files, including, without limitation, regulatory files, joint interest billings, revenue files, division orders, division order files, Buyer's statements, payout calculations, well logs, well files, land records, contracts, maps and seismic information (to the extent the same are in Seller's possession and capable of being legally transferred by Seller without unreasonable cost or consent) relating to the Subject Properties. In the event Seller wishes to keep copies of such files and records, Seller may make and retain copies thereof at its sole expense. The expense of copying such files shall be borne by Seller. Buyer shall retain all of such files for four (4) years from Closing and shall make such files available to Seller for its review at any time during normal business hours.

10.02 Survival of Representation, Warranties and Covenants. Unless otherwise specified herein, the obligations and liabilities of the Parties under each of their representations, warranties and covenants contained in this Agreement shall survive the Closing and the execution and delivery of the documents to be delivered at Closing and remain in full force and effect.

10.03 Suspended Funds. All third party funds held by Seller in suspense will be transferred to Buyer at Closing. Buyer shall indemnity and hold harmless Seller from and against any claims, loss, cost or expense whatsoever arising from improper, untimely or other mispayment of such suspended funds after Closing when caused by Buyer. In the event interest is owed on suspended funds attributable to periods prior to the Effective Date, Seller will bear the liability for the payment of such interest and will indemnify Buyer in the same manner as Buyer indemnifies Seller under
Section 7.05 from and against the payment of such interest.

10.04 Notices. All communication or notices required or permitted to be given under this Agreement shall be in writing, and any communication or notice shall be deemed to have been duly made if actually delivered, including delivery by facsimile transmission, receipt of which has been duly acknowledged, or if mailed by registered or certified mail, postage prepaid, and addressed to:

                (A)        Buyer: Cotton Valley Energy Corp.
                           8350 N. Central Expressway
                           Suite M-2030
                           Dallas, Texas 75206
                           Attn: Mr. Jim Hogue
                           Telephone: (214) 363-1968
                           Facsimile: (214) 363-4294

PURCHASE AND SALE AGREEMENT, PAGE 19
                           with a copy to:

                           C. B. Harrison, Jr.
                           13101 Preston Rd., Suite 400
                           Dallas, Texas 75240
                           Telephone: (972) 934-0147
                           Facsimile: (972) 386-5705

                           Seller: FEAGAN ENERGY, INC.


                           Midland, Texas
                           Attention: Mr. Mike Feagan, Vice President
                           Telephone: (915) 683-8442
                           Facsimile: (915) 683-5442


                           with a copy to:

                           Lynch, Chappell & Alsup
                           300 N. Marienfeld, Suite 700
                           Midland, Texas 79701
                           Attn: David W. Childress
                           Telephone: (915) 683-3351
                           Facsimile: (915) 683-8346

A party may, by written notice so delivered to the other party, change the address to which communications or written notices shall be made under this Agreement.

10.05 Further Assurances. Seller and Buyer agree that they will, upon request, deliver, or will cause to be executed, acknowledged and delivered, all such documents of further assurance as may be reasonably required for the assigning, leasing, transferring, granting, conveying and confirming to Buyer, or reducing to possession by Buyer of, any of the Subject Properties and do, perform and take such further actions, as may be necessary or appropriate to carry out the intent of the transactions provided for in this Agreement. Each party shall bear its own costs in connection with the preparation or filing of any such documents of further assurance.

10.06 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAWS. THE VALIDITY OF THE VARIOUS CONVEYANCES AFFECTING THE TITLE TO REAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION IN WHICH SUCH PROPERTY IS SITUATED. THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SUCH CONVEYANCES AND THE REMEDIES AVAILABLE BECAUSE OF A BREACH OF SUCH REPRESENTATIONS AND WARRANTIES

PURCHASE AND SALE AGREEMENT, PAGE 20

SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OR CONFLICTS OF LAWS.

10.07 Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

10.08 Binding Effect. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the purchase and sale of the Subject Properties or other transactions contemplated herein. This Agreement may not be amended or terminated except in writing, signed by the parties hereto. In the event any term or provision of this Agreement is determined to be invalid or unenforceable, such invalidity or unenforceability thereof shall not affect the remaining terms and provisions of this Agreement.

10.09 Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

10.10 Expenses and Fees. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall be obligated to pay the fees and expense of its counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All sales, use or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement and all costs of recording the Assignment and any other recordable document shall be the responsibility of, and shall be paid by, Buyer. All other costs shall be borne by the party incurring such costs. In the event that sales taxes are due on this transaction which must be remitted by Seller under the laws of the governing jurisdiction, the Buyer shall provide for the payment of such amounts to Seller by adjustment to the Base Purchase Price at Closing.

10.11 Confidentiality. Prior to Closing, unless otherwise required by law, neither party will, without the consent of the other, disclose to any third party (not including the officers, directors, advisors, agents and representatives of the parties, on a "need-to-know" basis), or issue a press release with respect to this Agreement and the transaction contemplated by its terms and provisions and all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Buyer and Seller, provided that both Seller and Buyer shall have final approval authority for its press releases and securities filings and is hereby authorized to issue such press releases concerning this Agreement and to make such filings as Seller or Buyer and its counsel may deem necessary or appropriate under applicable securities laws. Except as provided in the preceding sentence, neither of the parties shall act unilaterally in this regard without the prior written approval of the other party, however, this approval shall not be unreasonably withheld.

PURCHASE AND SALE AGREEMENT, PAGE 21

10.12 Exhibits. The Exhibits referred to in this Agreement are hereby incorporated in this Agreement by this reference and constitute a part of this Agreement. All references to Exhibit A herein shall be deemed to include Exhibits A-1, A-2 and A-3 unless the context clearly indicates a contrary meaning is intended. Each party has received a complete set of Exhibits as of the execution of this Agreement. If any Exhibit inadvertently fails to list any information which had been listed on another Exhibit, such information will be deemed to be included on the appropriate Exhibit. Seller may, from time to time prior to or at the Closing, with the agreement of Buyer, which shall not be unreasonably withheld, supplement or amend any such Exhibit in order to correct any matter which would constitute a breach of any representation, warranty or covenant contained herein, except that the Seller may not amend Exhibit A by changing the working or net revenue interests reflected thereon and thereby cure an asserted Title Defect without making an adjustment to the Base Purchase Price attributable to such change. All references to any Exhibit hereto which is supplemented or amended as provided in this section shall for all purposes after the Closing be deemed to be a reference to such Exhibit as so supplemented or amended.

10.13 Exchange. Seller or Buyer may desire to structure the conveyance of the Subject Properties as part of an exchange under Section 1031 of the Internal Revenue Code. Seller and Buyer agree to execute all documents, conveyances or other instruments necessary to effectuate an exchange. In order to structure such a transaction, Seller and Buyer will agree upon an allocation of the purchase price between real and personal property.

10.14 DTPA Waiver. To the extent applicable to the transactions contemplated hereby or any port thereof, Buyer waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555 which is not waived), Texas Business and Commerce Code. In connection with such waiver, Buyer hereby represents and warrants to Seller that Buyer (a) is in the business of seeking or acquiring by purchase or lease, goods, or services, for commercial or business use; (b) has assets of $5,000,000 or more, (c) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby and (d) is not in a significantly disparate bargaining position.

10.15 No Third Party Beneficiary. This Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

     IN WITNESS THEREOF, Buyer and Seller have duly executed this Agreement, as of the day and year first above written.

                                        SELLER:

                                        FEAGAN ENERGY INC.

                                         /s/ JOE FEAGAN
                                        ----------------------------------
                                        Joe Feagan, President

PURCHASE AND SALE AGREEMENT, PAGE 22

                                        Buyer:
                                        COTTON VALLEY ENERGY CORP.

                                         /s/ JAMES E. HOGUE
                                        ---------------------------------
                                        James E. Hogue, President


PURCHASE AND SALE AGREEMENT, PAGE 23

                                        LIST OF EXHIBITS


Exhibit A        Leases (including overriding royalties)

Exhibit B        Excluded Assets

Exhibit C        Form of Assignment and Bill of Sale Exhibit


PURCHASE AND SALE AGREEMENT, PAGE 24